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                                                                   EXHIBIT 10.18

                                    AGREEMENT


         This Agreement is being entered into by and between Tubos de Acero de Mexico ("Tamsa"), Tamsider S.A. de C.V. ("Tamsider"), DST Distributors of Steel Tubes Limited ("DST"), Techint Engineering Company ("Techint"), Weatherford International, Inc., formerly known as EVI Weatherford, Inc. ("Weatherford"), Grant Prideco, Inc. ("Grant"), Pridecomex Holding, S.A. de C.V. ("Pridecomex") and Grant Prideco, S.A. de C.V. ("Grant Mexico") in connection with the following agreements (collectively, the "Agreements"):

         1. Stock Purchase Agreement dated as of June 19, 1998, by and among Weatherford, Pridecomex, Tamsa and Tamsider (the "Stock Purchase Agreement"); and

         2. Master Technology License Agreement dated June 19, 1998, by and between Grant and DST (the "Technology License Agreement").

         Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to such terms in Stock Purchase Agreement.

         Each of Tamsa, Tamsider, DST, Techint, Weatherford, Grant, Pridecomex and Grant Mexico hereby agree as follows:

         1. In lieu of the payment of the Purchase Price in cash by Pridecomex at Closing pursuant to Section 2.2(a) of the Stock Purchase Agreement, Pridecomex will execute and deliver to Tamsider a promissory note, in the form attached hereto as Exhibit A (the "Note"), in the amount of the Purchase Price.

         2. To secure the payment of the Note by Pridecomex, Weatherford agrees to execute and deliver to Tamsider a guarantee in the form attached hereto as Exhibit B (the "Guarantee").

         3. Pridecomex will pay to Tamsa the amount of the Intercompany Debt on the Closing Date pursuant to Section 2.3(b) of the Stock Purchase Agreement.

         4. On the Closing Date, Tamsider will deliver the Shares and the Minority Interest (collectively, the "TF Shares") to Pridecomex and its designee (the "Designee") in exchange for the delivery of the Note by Pridecomex and the Guarantee by Weatherford. Simultaneously, Tamsider, Pridecomex, Weatherford and Banamex will execute a trust agreement or fideicomiso, whereby Banamex will hold the TF Shares in trust as security for the payment of the Note. Pridecomex agrees to, and will cause the Designee to, endorse the TF Shares and deliver them to Banamex pursuant to the fideicomiso. The fideicomiso will be in a form that is reasonably acceptable to Weatherford and will contain the following terms, among others:

                  (i) While the TF Shares remain subject to the fideicomiso, Banamex will vote the TF Shares pursuant to instructions provided by Pridecomex, except in connection with



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         any decision that would change the corporate structure of TF de Mexico,
         S.A. de C.V. ("TF"), such as a merger, spin-off or dissolution. The board of directors of TF shall be composed of Pridecomex nominees and at least one person nominated by Tamsa. The Tamsa nominee shall be notified of all board meetings at least five days in advance.

                  (ii) Banamex shall deliver the TF Shares out of the fideicomiso to Pridecomex upon evidence provided by Pridecomex that the Note has been paid in full. Upon payment in full, the member of the board appointed by Tamsa shall either immediately resign or be removed as a director of TF.

                  (iii) If Pridecomex or Weatherford fails to pay the Note when due, Tamsider shall, upon ten days prior written notice to Weatherford, at any time after such date and for so long as the Note shall not have been paid, be entitled to: (a) enforce its rights under the Note and/or the Guarantee, (b) request Banamex to deliver the TF Shares to Tamsider upon surrender of the Note and a written release of Tamsider's rights under the Guarantee, or (c) require Banamex to sell the TF Shares and pay Tamsider any amounts received for the TF Shares.

         5. For purposes of the Stock Purchase Agreement, the Closing of the Contemplated Transactions will take place on November 23, 1998, and the Closing Date will be November 23, 1998.

         6. For purposes of the Technology License Agreement, the definition of Accessory Equipment in Schedule C is hereby amended and restated to read in its entirety as follows:

                  "ACCESSORY EQUIPMENT" means thread protectors, crossovers, connectors, pup joints, liner hangers, landing nipples, packers, packer stringers, end line pressure control equipment, safety valves, gas lift valve mandrels, lift plugs, lift caps, hydrostatic test plugs, hydrostatic test caps, handling plugs, handling caps, discharge head hangers, float shoes, float guides, float collars, flow couplings collars blast joints, tubing anchors, side pocket mandrels, couplings and similar equipment.

         7. Pridecomex covenants and agrees that until all principal and accrued and unpaid interest under the Note are repaid in full, Pridecomex shall (and shall cause each of the Companies and the Designee to), unless Tamsider shall otherwise agree in writing, perform the following covenants:

                  (i) the Companies shall not directly or indirectly do any of the following: (A) issue, sell, pledge, dispose of or encumber any capital stock of the Companies; (B) split, combine, or reclassify any outstanding capital stock, or declare, set aside, or pay any dividend payable in cash, stock, property, or otherwise with respect to its capital stock whether now or hereafter outstanding; (C) redeem, purchase or acquire

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         or offer to acquire any of its capital stock except as may be required to cancel the registration of TF with the Mexican Stock Exchange; (D) except as provided in (C) above, acquire, agree to acquire or make any offer to acquire for cash or other consideration, any equity interest in or assets of any corporation, partnership, joint venture or other entity in an amount greater than $10,000; or (E) enter into any contract, agreement, commitment, or arrangement with respect to any of the matters set forth in this Section 7(i);

                  (ii) Pridecomex shall not transfer, dispose or otherwise convey any of the Shares held by it or grant or permit there to exist any encumbrance on the Shares;

                  (iii) the Designee shall not transfer, dispose or otherwise convey any of the Minority Interest held by it or grant or permit there to exist any encumbrance on the Minority Interest;

                  (iv) except for agreements in amounts less than $100,000 in the aggregate outstanding at any one time and as provided in (i)(C) and
         (i)(D) above, the Companies shall not enter into any Contract;

                  (v) except pursuant to the Lease Agreement, the Companies shall not sell, lease, mortgage, pledge, grant a lien on or otherwise encumber or otherwise dispose of any of their properties or assets;

                  (vi) the Companies shall not, directly or indirectly, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Companies, guarantee any debt securities of another person, or make or permit to remain outstanding any loan (other than the Intercompany Debt), advances or capital contributions to, or investments in, any other person, other than to the Subsidiary;

                  (vii) neither Pridecomex, Designee nor the Companies shall permit to occur any event described in clauses (a)-(c) of Section 3.13 of the Stock Purchase Agreement;

                  (viii) TF will comply with all applicable laws, including timely compliance with all tax obligations, except where non-compliance would not have a material adverse effect on the financial condition, operations, business prospects or business of TF and its subsidiaries, taken as a whole;

                  (ix) TF will not modify or amend the Lease Agreement in any manner adverse to Tamsa or Tamsider and will hire no personnel.

         8. Any breach by Weatherford, Pridecomex, Grant or Grant Mexico of any of their


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respective covenants and agreements in Section 7 of this Agreement shall not constitute a breach of or default under the Guarantee or the Note. Each of Weatherford, Pridecomex, Grant or Grant Mexico agree to indemnify Tamsa, Tamsider, DST and Techint for any losses or damages as a result of any such breaches if Tamsider exercises its rights under Section 4(iii) hereof following a default under the Note.

         9. Tamsider and Tamsa represent and warrant to Weatherford and Pridecomex that the payment of interest under the Note and the Guarantee is not subject to any present income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings under any Mexican Legal Requirements. Tamsider and Tamsa agree to indemnify Weatherford and Pridecomex for any losses or damages suffered by Weatherford or Pridecomex as a result of a breach of the foregoing representation.

        10. The provisions of Section 11.6 and 11.8 of the Stock Purchase Agreement apply to this Agreement.



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        IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of November 12, 1998.

                         TUBOS DE ACERO DE MEXICO, S.A.

                         By:  Christian Mitrani
                              Attorney in fact

                              TAMSIDER S.A. DE C.V.

                         By:  Christian Mitrani
                              Attorney in fact

                         DST DISTRIBUTORS OF STEEL TUBES LIMITED

                         By:  Christian Mitrani
                              Attorney in fact

                         TECHINT ENGINEERING COMPANY

                         By:  Christian Mitrani
                              Attorney in fact

                         WEATHERFORD INTERNATIONAL, INC.

                         By: Curtis Huff
                             Senior Vice President

                         GRANT PRIDECO, INC.

                         By: Curtis Huff
                             Senior Vice President

                         PRIDECOMEX HOLDING, S.A. DE C.V.

                         By: Curtis Huff
                             Vice President

                         GRANT PRIDECO, S.A. DE C.V.

                         By: Curtis Huff
                             Vice President


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